Exhibit 5.1

CutLER LAW GROUP

Corporate Securities Law

M. Richard Cutler, Esq

Admitted in California & Texas

September 24, 2024

Lottery.com, Inc.

5049 Edwards Ranch Rd.

Fort Worth, Texas 76109

Re:	Lottery.com, Inc.
Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to Lottery.com, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 relating to the registration under the Securities Act and the issuance and sale of up to an aggregate of (i) 50,000,000 shares of common stock, par value $0.001 per share to be sold by the Company (“Offered Shares”), (ii) 396,789 shares of common stock issuable upon conversion of certain outstanding convertible notes which were issued pursuant to private placements conducted in 2023 and 2024 (“Convertible Note Shares”), (iii) 463,937 shares of common stock issuable upon exercise of the Private Placement Warrants (“Warrant Shares); and (iv) 5,410,128 held by certain officers, directors, employees and consultants of the Company (“Company Shares”).

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, the Registration Statement, specimen Common Stock certificates and such other documents, corporate records, certificates of officers of the Company and other instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.

Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that: the Securities have been duly authorized and, when the Offered Shares are sold and delivered by the Company, the Convertible Note Shares are converted into common stock or the Warrant Shares are issued on exercise of the Private Placement Warrants against receipt of the purchase price therefor, in the manner contemplated by the Prospectus and the Agreements, shall be validly issued, fully paid and nonassessable. We are also of the opinion that Company Shares are validly issued, fully paid and nonassessable.

The opinions expressed above are subject to the following exceptions, qualifications, limitations and assumptions:

A. We render no opinion herein as to matters involving the laws of any jurisdiction other than the United States of America. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

B. The opinions above are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

C. We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights or (ii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws.

We hereby consent to the inclusion of this opinion as an exhibit to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Best Regards,

/s/ M. Richard Cutler

Cutler Law Group P.C.

6575 West Loop South, Suite 400		Tel (800) 606-7150
Bellaire, Texas 77401	www.cutlerlaw.com	Fax (713) 583-7150